                            STOCK PURCHASE AGREEMENT

                            dated as of June 10, 1998

                                 by and between

                            VITA INTERNATIONAL, LTD.

                         TCW SPECIAL PLACEMENTS FUND I,

                         TCW SPECIAL PLACEMENTS FUND II,

                                       and

                                   TCW CAPITAL

                        with respect to capital stock of

                              SPARTECH CORPORATION

                                TABLE OF CONTENTS


                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                                                               Page
                                                                                                                No.
ARTICLE I SALE OF SHARES AND CLOSING............................................................................11
         1.01     Purchase and Sale.............................................................................11
         1.02     Purchase Price................................................................................11
         1.03     Closing.......................................................................................11
         1.04     Further Assurances; Post-Closing Cooperation..................................................11
ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................12
         2.01     Organization of Sellers.......................................................................12
         2.02     Authority.....................................................................................12
         2.03     Capital Stock.................................................................................12
         2.04     No Conflicts..................................................................................12
         2.05     Governmental Approvals and Filings............................................................12
         2.06     Legal Proceedings.............................................................................13
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................13
         3.01     Organization..................................................................................13
         3.02     Authority.....................................................................................13
         3.03     No Conflicts..................................................................................13
         3.04     Governmental Approvals and Filings............................................................13
         3.05     Legal Proceedings.............................................................................13
         3.06     Purchase for Investment.......................................................................14
ARTICLE IV COVENANTS OF SELLERS.................................................................................14
         4.01     Regulatory and Other Approvals................................................................14
         4.02     HSR Filings...................................................................................14
         4.03     Fulfillment of Conditions.....................................................................14
ARTICLE V COVENANTS OF PURCHASER................................................................................15
         5.01     Regulatory and Other Approvals................................................................15
         5.02     HSR Filings...................................................................................15
         5.03     Fulfillment of Conditions.....................................................................15
ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER...............................................................15
         6.01     Representations and Warranties................................................................16
         6.02     Performance...................................................................................16
         6.03     Officers' Certificates........................................................................16
         6.04     Orders and Laws...............................................................................16
         6.05     Regulatory Consents and Approvals.............................................................16
         6.06     Third Party Consents..........................................................................16
         6.07     Proceedings...................................................................................16


                                                   Page 8 of 24

ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLERS................................................................17
         7.01     Representations and Warranties................................................................17
         7.02     Performance...................................................................................17
         7.03     Officers' Certificates........................................................................17
         7.04     Orders and Laws...............................................................................17
         7.05     Regulatory Consents and Approvals.............................................................17
         7.06     Third Party Consents..........................................................................18
         7.07     Proceedings...................................................................................18
ARTICLE VIII SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS..................................18
         8.01     Survival of Representations, Warranties, Covenants and Agreements.............................18
ARTICLE IX TERMINATION..........................................................................................18
         9.01     Termination...................................................................................18
         9.02     Effect of Termination.........................................................................18
ARTICLE X DEFINITIONS...........................................................................................19
         10.01    Definitions...................................................................................19
ARTICLE XI MISCELLANEOUS........................................................................................20
         11.01    Notices.......................................................................................20
         11.02    Entire Agreement..............................................................................21
         11.03    Expenses......................................................................................21
         11.04    Public Announcements..........................................................................22
         11.05    Confidentiality...............................................................................22
         11.06    Waiver........................................................................................22
         11.07    Amendment.....................................................................................22
         11.08    No Assignment; Binding Effect.................................................................22
         11.09    Headings......................................................................................23
         11.10    Governing Law.................................................................................23
         11.11    Counterparts..................................................................................23


                                                   Page 9 of 24

                                    EXHIBITS

         EXHIBIT A         General Partners Certificate of each Seller
         EXHIBIT B         Officer's Certificate of Purchaser
         EXHIBIT C         Secretary's Certificate of Purchaser

                  This STOCK PURCHASE AGREEMENT dated as of June 10, 1998 is made and entered into by and between Vita International, Ltd. a United Kingdom limited company ("Purchaser"), TCW Special Placements Fund I, a California limited partnership ("TCW I"), TCW Special Placements Fund II, a California limited partnership ("TCW II"), and TCW Capital, a California general partnership ("Capital") (each a "Seller" and collectively, the "Sellers"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 13.01.

                  WHEREAS, each Seller owns shares of common stock, par value $0.75 per share ("Spartech Common Stock"), of Spartech Corporation, a Delaware corporation (the "Company"); and

                  WHEREAS, each Seller desires to sell to Purchaser, and Purchaser desires to purchase from each Seller, the number of shares of Spartech Common Stock set forth opposite such Seller's name on Appendix 1 hereto (such shares are referred to collectively herein as the "Shares"), all on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                           SALE OF SHARES AND CLOSING

                  Purchase and Sale. Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers, all of Sellers' rights, title and interests in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

                  Purchase Price. The purchase price for the Shares is $21.25 per share, for an aggregate of $63,750,000 (the "Purchase Price"), payable in immediately available United States funds at the Closing in the manner provided in Section 1.03.

                  Closing. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, N.Y. 10005, or at such other place as Purchaser and Sellers mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser by Sellers at least two (2) Business Days before the Closing Date. Simultaneously, Sellers will assign and transfer to Purchaser all of Sellers' rights, title and interests in and to the Shares by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Sellers and Purchaser the certificates to be delivered under Articles VI and VII.

                  Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, Sellers shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and otherwise to cause Sellers to fulfill its obligations under this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Sellers hereby represent and warrant to Purchaser as follows:

                  Organization of Sellers. TCW I and TCW II are limited partnerships duly organized, validly existing and in good standing under the Laws of the State of California. Capital is a general partnership duly organized, validly existing and in good standing under the Laws of the State of California. Each Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

                  Authority. The execution and delivery by TCW I, TCW II and Capital of this Agreement, and the performance by TCW I, TCW II, and Capital of their obligations hereunder, have been duly and validly authorized by their respective general partners, no other action on the part of TCW I, TCW II or Capital or their respective limited partners being necessary. This Agreement has been duly and validly executed and delivered by Sellers and constitutes legal, valid and binding obligations of Sellers enforceable against Sellers in accordance with its terms.

                  Capital Stock. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Sellers own the Shares, beneficially and of record, free and clear of all Liens. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in
Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

                  No Conflicts. The execution and delivery by Sellers of this Agreement do not, the performance by Sellers of their obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of their respective partnership agreements (or other comparable charter documents);

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 2.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Sellers or the Company; or

                  (c) except as disclosed in Section 2.04 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Seller or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Sellers or the Company or any of their respective Assets and Properties under, any Contract or License to which any Seller or the Company is a party or by which any of their respective Assets and Properties is bound.

                  Governmental Approvals and Filings. Except as disclosed in
Section 2.05 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Sellers or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Sellers, threatened against, relating to or affecting Sellers or any of their respective Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser hereby represents and warrants to Sellers as follows:

                  Organization. Purchaser is a corporation duly organized and validly existing under the Laws of the United Kingdom. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms.

                  No Conflicts. The execution and delivery by Purchaser of this Agreement do not, the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of association or by-laws (or other comparable corporate charter document) of Purchaser;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.03 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

                  (c) except as disclosed in Schedule 3.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

                  Governmental Approvals and Filings. Except as disclosed in
Schedule 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  Purchase for Investment. The Shares will be acquired by Purchaser for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

                                   ARTICLE IV

                              COVENANTS OF SELLERS

                  Sellers covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Sellers will comply with all covenants and provisions of this
Article IV, except to the extent Purchaser may otherwise consent in writing.

                  Regulatory and Other Approvals. Sellers will, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller to consummate the transactions contemplated hereby, including without limitation those described in Sections 2.04 and 2.05 of the Disclosure Schedule,
(b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations under Sections 5.01 and 5.02. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

                  HSR Filings. In addition to and not in limitation of Sellers' covenants contained in Section 4.01, Sellers will (a) take promptly all actions necessary to make the filings required of Sellers or their Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Sellers or their Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

                  Fulfillment of Conditions. Sellers will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE V

                             COVENANTS OF PURCHASER

                  Purchaser covenants and agrees with Sellers that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Sellers may otherwise consent in writing.

                  Regulatory and Other Approvals. Purchaser will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby, including without limitation those described in Schedules 3.03 and 3.04 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Sellers or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Sellers in connection with the performance of their obligations under Sections 4.01 and 4.02. Purchaser will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

                  HSR Filings. In addition to and without limiting Purchaser's covenants contained in Section 5.01, Purchaser will (i) take promptly all actions necessary to make the filings required of Purchaser or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Purchaser or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with Sellers in connection with Sellers' filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

                  Fulfillment of Conditions. Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

                  Representations and Warranties. Each of the representations and warranties made by Sellers in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  Performance. Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

                  Officers' Certificates. Each Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of such Seller by a general partner of such Seller, substantially in the form and to the effect of Exhibit A hereto.

                  Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the Company or the transactions contemplated by this Agreement of any such Law.

                  Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

                  Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Purchaser and Sellers of their obligations under this Agreement or to the consummation of the transactions contemplated hereby as are required under any Contract to which Purchaser or any Seller is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser.

                  Proceedings. All proceedings to be taken on the part of Sellers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLERS

                  The obligations of Sellers hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

                  Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

                  Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

                  Officers' Certificates. Purchaser shall have delivered to Sellers a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the President or any [Executive or Senior] Vice President of Purchaser, substantially in the form and to the effect of Exhibit B hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit C hereto.

                  Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                  Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

                  Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Sellers of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 7.06 of the Disclosure Schedule (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

                  Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VIII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                   Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Sellers and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Sections 2.02, 2.03, 3.02 and (ii) the covenants and agreements contained in Sections 1.04, 12.03 and 12.05; and (b) until six (6) months after the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing.

                                   ARTICLE IX

                                   TERMINATION

                  Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing, by mutual written agreement of Sellers and Purchaser; or

                  (b) at any time after [August 15, 1998] by Sellers or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

                  Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to expenses in Section 11.03 and confidentiality in Section 11.05 will continue to apply following any such termination.

                                   ARTICLE X

                                   DEFINITIONS

                  Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Stock Purchase Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California and in Manchester, England are authorized or obligated to close.

                  "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company and the Subsidiaries taken as a whole.

                  "Capital" has the meaning ascribed to it in the forepart of this Agreement.

                  "Closing" means the closing of the transactions contemplated by Section 1.03.

                  "Closing Date" means (a) the fifth Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections
6.04 through 6.06 and Sections 7.04 through 7.06 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Purchase Price" has the meaning ascribed to it in Section
1.02.

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Sellers" has the meaning ascribed to it in the forepart of this Agreement.

                  "Shares" has the meaning ascribed to it in the forepart of this Agreement.

                  "Spartech Common Stock" has the meaning ascribed to it in the forepart of this Agreement.

                  "TCW I" has the meaning ascribed to it in the forepart of this Agreement.

                  "TCW II" has the meaning ascribed to it in the forepart of this Agreement.

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:
                  Vita International, Ltd.
                  c/o British Vita PLC
                  Soudan Street
                  Middleton Manchester
                  M24 2DB England
                  Facsimile No.:
                  Attn:
                  with a copy to:
                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, New York  10005
                  Facsimile No.:  212-530-5219
                  Attn:  John T. O'Connor, Esq.
                  If to Sellers, to:
                  The TCW Group
                  200 Park Avenue
                  New York, New York  10166
                  Facsimile No.:  212-771-4024
                  Attn:  Thomas L. Cassidy
                  with a copy to:
                  O'Melveny & Myers LLP
                  153 East 53rd Street
                  New York, New York 10022
                  Facsimile No.:  212-326-2061
                  Attn:  Charles F. Niemeth, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                  Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

                  Public Announcements. At all times at or before the Closing, Sellers and Purchaser will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Sellers and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld.

                  Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective representatives to, promptly (and in no event later than five (5) Business Days after such request) redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its representatives.

                  Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                  Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                  No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                   VITA INTERNATIONAL, LTD.


                                   By:_______________________________
                                        Name:
                                        Title:


                                   TCW SPECIAL PLACEMENTS FUND I

                                   By:      TCW CAPITAL



                                            By:__________________________
                                                Name:  Thomas L. Cassidy
                                                Title:  Senior Partner


                                   TCW SPECIAL PLACEMENTS FUND II

                                   By:      TCW CAPITAL



                                            By:__________________________
                                                 Name:  Thomas L. Cassidy
                                                 Title:  Senior Partner


                                   TCW CAPITAL



                                            By:__________________________
                                                 Name:  Thomas L. Cassidy
                                                 Title:  Senior Partner